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                                                                      Exhibit 23

                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-12213) of ERP Operating Limited Partnership and in the related Prospectuses of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, L.P. and Subsidiaries for the year ended December 31, 1996, included in the Current Report on Form 8-K, dated September 10, 1997, of ERP Operating Limited Partnership.

                                       Ernst & Young LLP

Phoenix, Arizona
September 10, 1997